Exhibit 10.1

RESTATEMENT OF

PRINCIPAL LEASE PROVISIONS

This Lease is made this 1st day of April 2003 by and between The Walnut Plaza, a limited partnership, herein called “Landlord” and Guidance Software, Inc., herein after called “Tenant”. It is a complete restatement of and supersedes the Lease between the Parties, dated January 30, 2003.

The Walnut Plaza, as Landlord, has subdivided its Lease document into two parts called “Principal Lease Provisions” and “Standard Lease Provisions”. Both documents, and the exhibits related thereto, form the “Lease” for office space in a building commonly known as The Walnut Plaza. A copy of the Standard Lease Provisions is attached hereto and incorporated herein by reference. Where the same issues are addressed in both documents, the language of the Principal Lease Provisions shall control the interpretation of the documents.

THEREFORE, Landlord and Tenant agree as follows:

1. Demise and Description of Property.

Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, on and subject to the terms, conditions, and covenants hereinafter set forth, a portion of the property designated in red on Exhibit “A-1” (Second Floor), “A-2” (First Floor) and “A-3” (Ground Floor) hereto and, hereinafter referred to as the “Premises”, located in Los Angeles County, California, commonly known as The Walnut Plaza and more specifically described as follows: 215 North Marengo Avenue, Pasadena, CA 91101, Suites A-I, A-2 and A-3. The Rentable Square Feet (“RSF”) allocated to tenant is 27,606, broken down as follows: 21,851 on the Second Floor; 4,734 on the First Floor; and 1,021 on the Ground Floor. This provision concerning rentable square footage is an agreement between the Parties and not a representation or warranty.

Tenant shall be entitled to utilize the areas of the Second Floor designated on Exhibit “A-1” as mail room, lobby and kitchen in conjunction with other tenants of the Building and subject to Rules, Regulations and Procedures established by the Landlord. Tenant’s proportionate share of the rent for said shared space is included in the Base Rent established in Paragraph 3(A) below, and Tenant’s proportionate share of the Rentable Square Feet for said space has been included in the RSF set forth above in this Paragraph 1.

2. Term.

Initial Term. The term of this Lease shall be for a period of ten (10) years, commencing sixty (60) days after the tenant improvements provided for herein have been designated as substantially completed by the project architect. Landlord will make its best efforts to do everything reasonable to deliver possession of the Premises in a substantially completed condition on or before May 1, 2003.

3. Rent.

Commencing on the first day of the Initial Term, Tenant shall pay to Landlord as rent:

A. Base Rent. A monthly base rent equal to Fifty Nine Thousand Three Hundred Fifty Two dollars ($59,352.00). In the event that the first and last months of the Initial Term are less than full months, the monthly rent shall be prorated according to the actual time period covered by the Lease. Tenant shall be entitled to a rental concession of $6,901.50 per month for the first five (5) and the seventh (7th) months of the Initial Term because it is anticipated that it will not fully occupy the Premises during that period. This concession shall not have any effect upon the definition of Base Rent as applied in this Lease.

Tenant shall pay One Hundred Eighteen Thousand Seven Hundred Five Dollars and Eighty Cents ($118,705.80) concurrently with the execution of this Lease to be applied toward the rent due on behalf of the first and last months of the Initial Term of the Lease.

The rental amount is to be paid in advance on the first day of each calendar month during the Initial Term except for months 6 and 12. No Base Rent shall be due for those two (2) months;

B. Annual Increases in Base Rent. The Base Rent shall be increased on the first day of January of each year of the Initial Term pursuant to the following schedule:

5/1/03	=	$59,352.89
1/1/04	=	$59,872.23
1/1/05	=	$60,770.37
1/1/06	=	$61,681.87
1/1/07	=	$62,607.10
1/1/08	=	$64,094.02
1/1/09	=	$66,016.84
1/1/10	=	$67,997.35
1/1/11	=	$70,037.27
1/1/12	=	$72,138.39
1/1/13	=	$74,302.54

C. Operating Costs. Tenant shall pay as additional Base Rent Tenant’s proportionate share of excess operating expenses as set forth in paragraph 7 of the Standard Lease Provisions. The 2003 operating expenses have already been included in the Base Rent in paragraph 3(A) above, and in no event may operating costs for services usually furnished or supplied to the Premises be charged to Tenant in excess of 105% of the prior year’s charges. Tenant may, at its sole expense, request the building to provide after-hours air conditioning at the rates established for tenants of the building by the Landlord from time to time; and

D. Parking. Tenant shall have the right to use in common with other tenants or occupants of the Building the parking facilities of the Building, if any, subject to the Rules, Regulations and Procedures, the monthly rates and any other charges of Landlord for such parking facilities which may be established or altered by Landlord from time to time for all of the tenants of the Building during the Term hereof. Landlord may make either reserved or tandem spaces available in its sole and absolute discretion. Tenant shall be provided with up to three (3) spaces per one thousand (1,000) RSF, as needed by Tenant. In addition, Landlord shall utilize his best efforts including, but not limited to, subleasing or assigning Landlord’s parking rights at the rate paid by Landlord, to assist Tenant in securing off-site parking at the adjacent city of Pasadena municipal lot, as needed by Tenant.

4. Security Deposit.

Tenant has prepaid rent as set forth in paragraph 3. A above in lieu of a Security Deposit.

5. Use of Premises.

The leased Premises shall be used by Tenant for general business purposes and Tenant shall not use or permit the Premises to be used for any other purpose.

6. Obligations of Tenant.

A. Tenant hereby expressly assumes and agrees to perform all the obligations and covenants required by the Lease (including, by way of example and not of limitation, the obligations to pay rent, to abide by the Rules, Regulations and Procedures, to make repairs, to obtain insurance, to use the building only for certain purposes, to hold Landlord harmless, to not remove personal property upon Lease termination if Tenant is in default under the terms of the Lease, and to pay personal property taxes).

B. Tenant covenants and agrees to pay the rent herein reserved, use the premises for the purpose hereinbefore stated, and to surrender the Premises on expiration or earlier termination of the Term hereof in as good condition as they now are, reasonable wear and tear excepted.

7. Reasonable Rules, Regulations and Procedures.

The Landlord may establish uniform and reasonable Rules, Regulations and Procedures concerning the Building and the Premises. Tenant agrees to abide by any such Rules, Regulations and Procedures, the current version of which are attached hereto and incorporated herein by reference.

8. Expansion Options.

Tenant shall have the option(s) to expand the Premises (“Expansion Space”) during the Initial Term of the Lease on the following terms and conditions:

A. No Default. Tenant is not in default of any provisions of the Lease;

B. Location of Expansion Space. The option(s) to expand shall extend to the areas (“the Expansion Space”) on the Ground, First and Third Floors of the Building specified on Exhibits “B-1”, “B-2” and “B-3”. The option(s) must be exercised on the entire individual area shown on the Exhibits by a number and/or the direction of the cross-hatching; e.g., No. 151, No. 160, No. 105, etc. 19a and 19b must be exercised as one option on one area;

C. Notice and Exercise of Option(s). This right shall extend only to the portions of the Expansion Space that are unoccupied at the commencement of the Initial Term of the Lease or that become available as a result of tenants moving out of their space or the expiration of their current lease terms. Landlord shall notify Tenant in writing at such time, or times, as it becomes aware that any of the Expansion Space will become available. Tenant shall notify Landlord in writing of its intent to exercise its option on that portion of the Expansion Space within thirty (30) days of notice by Landlord. If not exercised by that date, Tenant’s option on that portion of the Expansion Space shall lapse and be of no further force or effect, unless that space again becomes available as a result of the tenant moving out of their space or the expiration of their then-current lease term. Any such notice may not be withdrawn once given by Tenant;

D. Term. If the Term of the Expansion Space commences on or before January 1, 2008, the Initial Term of the Lease shall remain as stated in paragraph 2. If the Term for any of the Expansion Space commences subsequent to January 1, 2008, the Initial Term in paragraph 2 of the Lease shall be extended so that the Term of the Lease shall end five (5) years after the commencement of the Term for the latest Expansion Space (“the Expansion Term”). The Term for Expansion Space shall commence as soon as the space is available for occupancy by Tenant;

E. Base Rental. The Base Rental on the Expansion Space for the purposes of paragraphs 3.A., B. and C. of the Lease shall be as follows:

1.	The Base Rate established pursuant to paragraphs 3.A., B. and C. (without any concessions) per Rentable Square Foot if the Term for the Expansion Space commences on or before January 1, 2008;

2.	The Base Rate established pursuant to paragraphs 3.A. and C. (without any concessions) plus plus an additional amount equal to the increase in the Consumer Price Index as defined in paragraph 5.b. of the Standard Lease Provisions from the date of substantial completion of the Initial Premises to the date of commencement of the Expansion Term, if the Term for the Expansion Space commences subsequent to January 1, 2008. In no event shall the increase based upon the CPI be less than three percent (3%) per year nor more than seven percent (7%) per year. This rate shall apply to the Expansion Space portion of the Premises only.

The concept is that the Base Rate is $2.15 per rentable square foot plus increases in COL and operating expenses subsequent to substantial completion of the Initial Premises;

F. Tenant Improvements. Landlord shall provide Twenty Dollars ($20.00) per Rentable Square Foot for Tenant Improvements to Expansion Space, when the Term remaining on the Expansion Space is eighty four (84) months or more. Otherwise, the Tenant Improvements allowance on the Expansion Space shall be equal to the remaining months of the Term divided by eighty four (84) times Twenty Dollars ($20.00) per Rentable Square Foot. This allowance shall not exceed Twenty Dollars ($20.00) per square foot. This allowance shall be implemented pursuant to the terms and conditions set forth in paragraph 4 of the Standard Lease Provisions; and

G. All other provisions of the Lease shall remain in full force and effect.

9. Renewal Option.

Tenant shall have the option to renew the Lease, including the Expansion Space portions of the Premises, on the following terms and conditions;

A. Tenant is hereby granted two (2) options to renew the Lease (including the Expansion Space portion of the Premises) for successive periods of five (5) years;

B. Tenant is not in default of any provisions of the Lease;

C. Tenant gives written notice to Landlord of its intent to exercise a renewal option at least nine (9) months prior to the expiration of the operative Term of the Lease. Any such notice may not be withdrawn and shall create a binding contract for the extension of the Term of the Lease;

D. The Base Rent of the renewal periods shall be equal to ninety-five percent (95%) of the then-prevailing fair market value of the stated rental rates (without any adjustments for free rent, Tenant Improvement allowances or other Landlord concessions) of space in comparable office buildings; e.g., 199 South Los Robles, Plaza Las Fuentes, 301 North Lake Avenue and similar buildings shall be considered comparable office buildings in determining fair market value;

E. Landlord shall provide a Tenant Improvement allowance equal to Ten Dollars ($10.00) per Rentable Square Foot for each option period; and

F. All other provisions of the Lease shall remain in full force and effect.

10. Satellite Dish.

Tenant may install a satellite dish on the roof of the Building at its expense and subject to the terms and conditions of the Lease.

11. Commission.

Landlord will pay a commission to Cushman & Wakefield of California, Inc. (Broker for Tenant) in the amount of $175,000,00. This is a one time fee for all occupancy of Tenant at The Walnut Plaza including, but not limited to, renewal options, Expansion Space or any other leases entered into between Landlord and Tenant.

12. Signage.

Tenant shall be allocated its proportionate share of space within the Building’s directory board located in the lobby of the Building. Landlord shall pay for the initial listing on the directory board. All other signage shall be at Tenant’s expense.

Tenant shall be entitled to signage in the reception area of the Second Floor similar to the existing signage of Baraban & Teske on the south wall. Tenant shall be entitled to place monument signs in the planters facing east on Marengo Avenue and south on Walnut Street.

Tenant shall be entitled to signage at the top of the Building.

The design and materials of the monument and Building top signs shall be subject to review and approval by Landlord and the City of Pasadena. Tenant shall be responsible for all costs associated with the installation and removal of signage in the reception area of the Second Floor, monument and Building top signs and repairs to the Building that will restore it to its present condition upon removal of said signs.

13. Option to Terminate.

Tenant shall have a one time option to terminate the portion of this Lease covering the Initial Premises of 27,383 rentable square feet (“the Initial Premises”) on the following terms and conditions:

A. On or before the last day of the seventy second (72nd) month of the Initial Term, Tenant notifies Landlord in writing of its intent to exercise this option; and

B. Tenant delivers to Landlord the following payments concurrent with the delivery of its notice of intent to terminate the Lease: Four and one-half (4 1/2) months of Base Rent for months 85, 86, 87, 88 and 89 of the Initial Term and the unamortized portions of any Tenant Improvements and leasing commissions incurred by Landlord under this Lease.

The portion of the Lease covering the Initial Premises shall terminate on the last day of the 84th month following delivery of the notice and payment as set forth in paragraph 13A and B. The balance of the Lease covering the Expansion Space shall remain in full force and effect. In the event Tenant exercises its option under paragraph 13, Landlord shall employ all best efforts to lease any Expansion Space to new tenants, including existing building tenants seeking additional space. Landlord’s best efforts to place new tenants into the Expansion Space will include placing those tenants into such Expansion Space, if at all possible, even though other suitable space may exist in the building.

14. Tenant Improvements.

Landlord shall provide Tenant Improvements to the Premises pursuant to reasonable amount and specifications of Tenant. Landlord’s costs shall not exceed Twenty Dollars ($20.00) per Rentable Square Foot. Tenant shall pay any costs in excess thereof. Landlord shall not charge a contractor’s fee; but may charge for actual work performed by its employees. The parties shall endeavor to retain existing Tenant Improvements where feasible and consistent with Tenant’s needs and design concepts. The conference room(s) shall be similar in quality to the main conference room on the Third Floor of the Building.

15. Access to Electrical and Telephone Room.

Landlord has approved Tenant’s space plan which indicates that the only access to the Electrical and Phone Room (“the room”) by the center stairway on the second floor will be through Tenant’s Premises, including a kitchen. Said plan necessitates an amendment to the Lease which will expand Tenant’s Premises and “landlock” the Electrical and Telephone Room. In consideration for said amendment, Tenant hereby grants to Landlord and its agents a right of access to the room at all times without the requirement of advance notice.

Executed at Pasadena, California, on the day and year first above written.

LANDLORD:

THE WALNUT PLAZA (A California Limited Partnership)

By	/s/ Vernon E. Murray
Vernon E. Murray

TENANT:

GUIDANCE SOFTWARE, INC.

By	/s/ John Patzakis
John Patzakis, President-CEO

By	/s/ Jennifer McCreight
Jennifer McCreight, Secretary

STANDARD LEASE PROVISIONS

SHARED SERVICES

The Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

1.	GENERAL PROVISIONS.

a.	Plats and Riders.

Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

b.	Waiver.

The Waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such rent.

c.	Notices.

All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall either be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to the Landlord or hand delivered to the Tenant. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the Office of the Building, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

d.	Joint Obligation.

If there is more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

e.	Marginal Headings.

The marginal headings and Article titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

f.	Time.

Time is of the essence in this Lease in each and all of its provisions in which performance is a factor.

g.	Successors and Assigns.

The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

h.	Recordation.

Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Landlord.

i.	Quiet Possession.

Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this lease.

j.	Late Payment Charges.

Tenant acknowledges that late payment by Tenant to Landlord of rental and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of real property taxes due on the Premises. Therefore, if any installment of rental or any other charge due from Tenant is not received by Landlord within ten (10) days after written notice from Landlord of nonpayment, Tenant shall pay to Landlord an additional sum equal to the greater of One Hundred Dollars ($100.00) or five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the rental or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease.

k.	Prior Agreements.

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

l.	Inability to Perform.

This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other causes beyond the reasonable control of the Landlord.

m.	Attorney’s Fees.

In the event that resort to legal services are required to enforce any provisions of this Lease or any action or proceeding is brought by either party against the other under this Lease, the non-defaulting prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys.

n.	Sale of Premises by Landlord.

In the event of any sale of the building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

o.	Subordination Agreement.

The rights of Tenant under this Lease are and shall be, at the option of any mortgagee or beneficiary of a deed of trust with respect to the property (“Mortgagee”) which is subject to this Lease, either subordinate or superior to the deed of trust or mortgage of such Mortgagee; provided, however, that if such Mortgagee shall elect to treat this Lease as subordinate, Tenant’s right to occupy the Premises pursuant to this Lease shall remain in effect for the full term of the Lease provided that Tenant timely complies with its obligations under the terms of this Lease. To further assure the foregoing subordination, Tenant shall, upon Mortgagee’s request, execute an instrument (including a subordination agreement or attornment agreement) evidencing of record tenant’s agreements regarding subordination as set forth herein, and as reasonably requested by Mortgagee.

In connection with such subordination, Tenant hereby agrees that if a Mortgagee shall succeed to the interest of Landlord by reason of any foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure, or by any other manner, Mortgagee or such other purchaser shall not be (1) liable for any act or omission of any prior lessor (including Lessor); (2) obligated to cure any defaults of any prior lessor (including Lessor) under the Lease which occurred prior to the time that Mortgagee or such other purchaser succeeded to the interest of Lessor in the Property; (3) subject to any offsets or defenses which Tenant may be entitled to assert against any prior lessor (including Lessor); (4) bound by any payment of rent or additional rent by Tenant to any prior lessor (including Lessor) for more than two (2) months in advance; (5) liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior lessor (including Lessor) unless and until Mortgagee or such other purchaser has actually received for its own account as lessor the full amount of such security deposit; (6) liable to Tenant or its respective successors or assigns for any damages, monetary judgments, or other judicial, quasi-judicial, arbitration, administrative or other awards arising out of or in connection with ownership of the Property by Mortgagee or such other purchaser, in excess of the value of Mortgagee’s or such other purchaser’s interest in the Property (it being understood that no other property or assets of Mortgagee or its successors or assigns shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any claim, award, judgment, injunction or decree, and that in no event shall Beneficiary or its successors or assigns be responsible for any consequential damages incurred by Tenant or its employees, agents, contractors, invitees, successors or assigns); (7) bound by any right of Tenant under the Lease to terminate the Lease, except in the event of damage or destruction and/or eminent domain; or (8) bound by any right of Tenant under the Lease to purchase any interest in the Property; and provided finally that the Lease shall be subject to the rights of Mortgagee under the applicable deed of trust or mortgage with respect to insurance and condemnation proceeds relating to the Property. Tenant further acknowledges and agrees that Mortgagees shall be deemed third party beneficiaries of this provision.

Landlord agrees to exhaust all reasonable efforts to secure a Subordination Non-Disturbance Agreement from Landlord’s current and any future mortgages in a form acceptable to Tenant (whose terms and conditions must be reasonable).

p.	Name.

Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

q.	Separability.

Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

r.	Cumulative Remedies.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

s.	Choice of Law.

This Lease shall be governed by the laws of the State in which the Premises are located.

t.	Signs and Auctions.

Tenant shall be entitled to place signs upon the Premises or Building as provided in the Principal Lease Provisions.

u.	Surrender of the Premises.

Upon the expiration of earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as interior walls in good repair and repainted if marked, all carpets shampooed and cleaned, the equipment, plumbing, electrical and other mechanical installations in good operating order, and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant’s alterations which Landlord requires Tenant to remove pursuant to paragraph 10 and all of Tenant’s personal property, and shall repair any damage and perform any restoration work caused by such removal; provided, however, if Tenant is then in default, Tenant shall not be entitled to remove Tenant’s personal property except as specified by written notice delivered by Landlord to Tenant. If Tenant fails to remove such alterations and Tenant’s personal property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall pay to Landlord, upon demand, the costs of removal of any such alterations and Tenant’s personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys’ fees and interest on said amounts at the interest rate specified in paragraph 24 from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant hereby agrees to indemnify Landlord and its agents against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys’ fees and costs.

2.	USE.

Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

Tenant shall not do or permit anything to be done in or about the Premises and shall not bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

3.	COMPLIANCE WITH LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts.

4.	ALTERATIONS AND ADDITIONS.

Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord first had and obtained and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall or floor covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense and any contractor or person selected by Tenant to make the same must first be approved of in writing by the Landlord. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such removal.

5.	RENT.

a.	General.

Gross square footage is measured from the exterior glass lines without exclusions, and includes, among other areas, the lobbies and all vertical shafts situated on the ground floor. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment at the Office of the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

b.	Cost of Living.

Rental amounts shall be adjusted annually for changes in the Consumer Price Index for the Los Angeles-Long Beach area as published by the U.S. Department of Labor for the period of November to November commencing with the January 1 which immediately follows the execution of this Lease only to the extent specifically provided for in the Principal Lease Provisions such as for the Option Space pursuant to paragraph 8.E.2. It shall not apply to the Base Rent schedule in paragraph 5. B. of the Principal Lease Provisions for the Initial Term on the Initial Premises. The adjustment shall be based on the ratio which the index for the month of November immediately preceding the adjustment bears to the index for the month of November one year prior thereto.

c.	Parking.

See paragraph 5.D. of the Principal Lease Provisions.

d.	Shared Services. (Deleted)

6.	REPAIRS.

a. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Landlord in good condition, ordinary wear and tear excepted. Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

b. Notwithstanding the provisions of subparagraph (a) above, Landlord shall repair and maintain the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, unless the need for such maintenance and repairs is caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall in no event be liable for any injury or for any damage or interference with Tenant’s business, or for any consequential damage of any nature whatsoever arising out of Landlord’s failure to make required repairs, and Tenant’s sole remedy shall be an abatement or partial abatement of rent as appropriate for the period representing the time during which Landlord’s failure to have made repairs was unreasonable. Except as provided in paragraph 17 hereof, there shall be no abatement of rent for any injury, or for any damage or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.	ADDITIONAL RENT (OPERATING EXPENSE).

If the total reasonable expense of operation and maintenance (hereinafter “Expense”) of the Building, of which the Premises are a part, adjusted to full occupancy as defined herein (hereinafter “Adjusted Expense”), is in excess of $9.91 (estimated 2003 expense; calculated at 3% increase over 2001 expenses for 2002 plus 2% increase for 2003) per gross square foot (88,563 gross square feet in the Building), then the Tenant shall pay as additional rental a percentage of such excess Adjusted Expense equal to the excess Adjusted Expense times a fraction, the numerator of which is the gross square footage rented by the Tenant and the denominator of which is the total gross square footage in the Building (88,563). Expense as used in this paragraph means all costs of operation and maintenance of the Building and shall include but not be limited to all of the variable and fixed expenses listed and categorized as follows: (1) Variable - Bank charges, building supplies, janitorial, a management fee of four percent (4%) of the rent and all expenses related to the operation of the building and its services, management salaries, office supplies, postage and freight, print and photocopy, repairs and maintenance, telephone (50%), utilities (80%); and (2) Fixed - Fire alarm, insurance, landscape maintenance, maintenance agreements, property tax (ad valorem), security, telephone (50%), and utilities (20%). Expense shall not include depreciation on the Building adjusted to full occupancy. In calculating the adjustment, the Expense listed as fixed will be assumed not to vary with occupancy of the Building and Expense listed as variable will be assumed to vary in direct proportion to the number of occupied square feet in the Building. For purposes of adjusting expenses to full occupancy only, occupancy or occupied as used in this Lease means physically occupied and does not include space which is leased but vacant.

During each month, the Tenant shall pay one-twelfth (1/12th) of the excess Adjusted Expense for the previous calendar year as an estimate of the total additional rent which is required to be paid for the current calendar year under this paragraph 7. As soon as the Landlord determines the amount of the excess Adjusted Expense for a calendar year, the Tenant will be notified. If the amount of the estimated payments made by the Tenant is less than the actual excess Adjusted Expense, then the difference shall be paid by the Tenant to the Landlord as additional rental upon receipt by Tenant of a statement showing the amount due. If the amount of the estimated payments is more than the actual excess Adjusted Expense, then the difference shall be paid by Landlord to Tenant as a refund of rent previously paid.

Even though the term has expired and Tenant has vacated the Premises, when the final determination is made by the Tenant’s share of the excess Adjusted Expense for the year in which this Lease terminates, Tenant shall immediately pay any portion of such share of the excess

Adjusted Expense not already paid as a part of the estimated Adjusted Expense and any overpayment shall be rebated by Landlord to Tenant.

Tenant shall have the right upon reasonable written notice to audit all expenses charged pursuant to this paragraph 7.

8.	FREEDOM FROM LIENS.

Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work.

9.	ASSIGNMENT AND SUBLETTING.

Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which shall not be unreasonably withheld, conditioned or delayed. Consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease.

Tenant acknowledges that a material purpose for the formation of The Walnut Plaza, a Limited Partnership was to permit the Partners thereof to exercise control over the identity of their co-tenants in such a manner so as to create an exceptional working environment and series of business relationships.

10.	HOLD HARMLESS.

Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all cost, attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Landlord’s negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

Landlord or its agents shall not be liable for any damages to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments or loss of business by Tenant, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

11.	SUBROGATION.

Tenant hereby waives its rights of recovery against Landlord for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the Tenant. Tenant shall obtain any special endorsements, if required by its insurer to evidence compliance with the aforementioned waiver.

12.	LIABILITY INSURANCE.

Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall have a Landlord’s protective liability endorsement attached thereto. If Tenant shall fail to produce and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A+, AAA or better in “Best’s Insurance Guide”. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. Failure of Tenant to deliver such certificate shall not waive Tenant’s obligation hereunder. No policy shall be cancellable or subject to reduction of coverage except after twenty (20) days prior written notice to Landlord.

13.	SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord at his sole discretion, and subject to the Rules, Regulations and Procedures of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises, and janitorial service. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss or injury, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may refuse, to the use thereof and Landlord may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be reasonably estimated by Landlord, and paid by Tenant.

14.	PROPERTY TAXES.

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

15.	RULES, REGULATIONS AND PROCEDURES.

Tenant shall faithfully observe and comply with the Rules, Regulations & Procedures that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the non-performance of any said rules by any other tenants or occupants.

16.	ENTRY BY LANDLORD.

Landlord reserves and shall at any and all times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

17.	RECONSTRUCTION.

In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

In the event the Premises or the Building of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten percent (10%) of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to be an extent greater than ten percent (10%) of the full replacement cost, then Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount, based upon the extent, if any to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

18.	DEFAULT.

The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant.

a. The vacating or abandonment of the Premises by Tenant unless Tenant continues to honor all of its obligations under this Lease when due.

b. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.

c. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 18.b above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

d. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

19.	REMEDIES IN DEFAULT.

Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law in equity or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative: (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect rental when due; (ii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises, such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant; (iii) Landlord may terminate

Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, brokers’ commissions, expenses of cleaning, redecorating, and further improving the Premises and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Upon termination, Landlord shall have the right to remove all of Tenant’s personal property and store same at Tenant’s cost and to recover from Tenant as damages: (a) the worth at the time of award of any unpaid rental and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid rental and other sums which would have been payable after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rental and other sums due for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amounts to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord; (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus (e) at Landlord’s election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in subparagraphs 19(a) and 19(b) above is computed by allowing interest at the interest rate specified below on the unpaid rental and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in subparagraph 19(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder. The interest rate under the Lease shall mean the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rates of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the interest rate imposition.

20.	EMINENT DOMAIN.

If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five percent (25%) of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If any part of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided.

21.	OFFSET STATEMENT.

Tenant shall at any time and from time to time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

22.	PARKING.

Tenant shall have the right to use in common with other tenants or occupants of the Building the parking facilities of the Building, if any, subject to the monthly rates, rules and regulations, and any other charges of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the Term hereof.

23.	SECURITY DEPOSIT. (Deleted)

24.	AUTHORITY OF PARTIES.

a.	Corporate Authority.

If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

b.	Limited Partnerships.

If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

25.	BROKERS.

Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures. If this Lease has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the Landlord or the real estate broker or their agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transactions relating thereto.

26.	FINANCIAL STATEMENTS.

At any time during the Term of this Lease, Tenant and all guarantors shall, upon 10 days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two years prior to the current financial year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant and shall include tax returns.

FIRST AMENDMENT TO RESTATED LEASE

This Agreement is the First Amendment to the Lease between The Walnut Plaza, a limited partnership (“Landlord”) and Guidance Software, Inc. (“Tenant”), dated April 1, 2003. The paragraph numbers utilized below correspond to those used in the Principal Lease Provisions or Standard Lease Provisions of the Lease. The Lease is hereby amended as set forth below:

Principal Lease Provisions

Paragraph 1. Demise and Description of Property shall be deleted in its entirety and amended to read as follows:

“1. Demise and Description of Property. Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, on and subject to the terms, conditions, and covenants hereinafter set forth, a portion of the property designated in red on exhibit “A-1” (Second Floor), “A-2” (First Floor), “A-3” (Ground Floor) and “A-4” (Second Floor), hereto and hereinafter referred to as the “Premises”, located in Los Angeles County, California, commonly known as The Walnut Plaza and more specifically described as follows: 215 North Marengo Avenue, Pasadena, CA 91101, Suites A-1, A-2, A-3 and A-4. The Rentable Square Feet (“RSF”) allocated to Tenant is 29,980, broken down as follows: 24,226 on the Second Floor; 4,734 on the First Floor; and 1,021 on the Ground Floor. This provision concerning rentable square footage is an agreement between the Parties and not a representation or warranty.

Tenant shall be entitled to utilize the areas of the Second Floor designated on exhibit “A-1” as lobby and common hallway in conjunction with other tenants of the Building and subject to Rules, Regulations and Procedures established by the Landlord. Tenant’s proportionate share of the rent for said shared space is included in the Base Rent established in Paragraph 3(A) below, and Tenant’s proportionate share of the Rentable Square Feet for said space has been included in the RSF set forth above in this Paragraph 1. The portion of the Premises comprised of 2,374 RSF and designated on Exhibit A-4 shall be available for occupancy by Tenant on April 1, 2004.”

Paragraph 2. Term shall be deleted in its entirety and amended to read as follows:

“2. Term, Initial Term. The term of this Lease shall be for a period of ten (10) years and ten (10) days commencing July 21, 2003 and terminating July 31, 2013.”

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Paragraph 3.A. Base Rent and Paragraph 3.B. Annual Increases in Base Rent shall be deleted in their entirety and amended to read as follows:

“3.A. Base Rent. A monthly base rent equal to Fifty Nine Thousand Three Hundred Fifty Two dollars ($59,352.00). In the event that the first and last months of the Initial Term are less than full months, the monthly rent shall be prorated according to the actual time period covered by the Lease. Tenant shall be entitled to a rental concession of $6,901.50 per month for the first five (5) and the seventh (7th) months of the Initial Term because it is anticipated that it will not fully occupy the Premises during that period. This concession shall not have any effect upon the definition of Base Rent as applied in this Lease. Effective April 1, 2004 the monthly Base Rent shall be increased by Five Thousand One Hundred Forty Nine dollars ($5,149.00) to Sixty Five Thousand Twenty One dollars ($65,021.00) because of the addition of 2,374 RSF to the Premises described in Exhibit “A-4”.

Tenant has paid One Hundred Eighteen Thousand Seven Hundred Five Dollars and Eighty Cents ($118,705.80) concurrently with the execution of this Lease to be applied toward the rent due on behalf of the first and last months of the Initial Term of the Lease. On April 1, 2004 Tenant shall pay an additional Five Thousand One Hundred Forty Nine dollars ($5,149.00) to be applied toward the rent due on behalf of the last month of the Initial Term of the Lease.

The rental amount is to be paid in advance on the first day of each calendar month during the Initial Term except for months 6 and 12. No Base Rent shall be due for those two (2) months, except for the Five Thousand One Hundred Forty Nine dollars ($5,149.00) rent on the Premises described on Exhibit “A-4”.

B. Annual Increases in Base Rent. The Base Rent shall be increased on April 1, 2004 and on the first day of January of each year of the Initial Term pursuant to the following schedule:

5/1/03	=	$59,352.89
1/1/04	=	$59,872.23
4/1/04	=	$65,021.00
1/1/05	=	$65,996.00
1/1/06	=	$66,986.00
1/1/07	=	$67,991.00
1/1/08	=	$69,609.00
1/1/09	=	$71,698.00
1/1/10	=	$73,848.00
1/1/11	=	$76,064.00
1/1/12	=	$78,346.00
1/1/13	=	$80,696.00”

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Standard Lease Provisions - Shared Services

Paragraph 7. Additional Rent (Operating Expense). The following shall be added to this paragraph:

“The final operating expense calculations of Landlord for 2003 shall be utilized for the purpose of this Paragraph 7 in lieu of the $9.91 estimate set forth above.”

Tenant hereby acknowledges that it has previously waived its Expansion Options to spaces 160, 108, 109, lunch room, 100, 105, 110 and 19a as indicated on Exhibit B-2 and 19b as indicated on Exhibit B-3 of the Lease.

All other provisions contained in the Lease shall remain in full force and effect.

LANDLORD:

THE WALNUT PLAZA (A California Limited Partnership)

By	/s/ Vernon E. Murray
Vernon E. Murray

TENANT:

GUIDANCE SOFTWARE, INC.

By	/s/ John Patzakis
John Patzakis, President-CEO

By	/s/ Jennifer McCreight
Jennifer McCreight, Secretary

GUARANTEE

The undersigned hereby consent to and approve Tenant entering into the First Amendment to Restated Lease set forth above and acknowledge that said Agreement is of substantial benefit to them. The undersigned acknowledge and agree that their Limited Guarantee of the Lease, dated March 29, 2003 shall remain in full force and effect and shall apply to this First Amendment to Restated Lease.

Dated: 12/16/03	By:	/s/ Shawn McCreight
Shawn McCreight

Dated: 12-16-03	By:	/s/ Jennifer McCreight
Jennifer McCreight

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SECOND AMENDMENT TO RESTATED LEASE

This Agreement is the Second Amendment to the Lease between The Walnut Plaza, a limited partnership (“Landlord”) and Guidance Software, Inc. (“Tenant”), dated April 1, 2003, and the First Amendment, dated December 16, 2003. The paragraph numbers utilized below correspond to those used in the Principal Lease Provisions or Standard Lease Provisions of the Lease. The Lease is hereby amended effective July 1, 2004 as set forth below:

Principal Lease Provisions

Paragraph 1. Demise and Description of Property shall be deleted in its entirety and amended to read as follows:

“1. Demise and Description of Property. Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, on and subject to the terms, conditions, and covenants hereinafter set forth, a portion of the property designated in red on exhibit “A-1” (Second Floor), “A-2” (First Floor), “A-3” (Ground Floor), “A-4” (Second Floor) and “A-5” (First Floor) hereto and hereinafter referred to as the “Premises”, located in Los Angeles County, California, commonly known as The Walnut Plaza and more specifically described as follows: 215 North Marengo Avenue, Pasadena, CA 91101, Suites A-1, A-2, A-3, A-4 and A-5. The Rentable Square Feet (“RSF”) allocated to Tenant is 31,959, broken down as follows: 24,226 on the Second Floor; 6,712 on the First Floor; and 1,021 on the Ground Floor. This provision concerning rentable square footage is an agreement between the Parties and not a representation or warranty.

Tenant shall be entitled to utilize the areas of the Second Floor designated on exhibit “A-1” as lobby and common hallway in conjunction with other tenants of the Building and subject to Rules, Regulations and Procedures established by the Landlord. Tenant’s proportionate share of the rent for said shared space is included in the Base Rent established in Paragraph 3(A) below, and Tenant’s proportionate share of the Rentable Square Feet for said space has been included in the RSF set forth above in this Paragraph 1.

The portion of the Premises comprised of 2,374 RSF and designated on Exhibit A-4 was occupied by Tenant on or about March 10, 2004. The portion of the Premises comprised of 1,977 RSF and designed in red on Exhibit “A-5” was occupied by Tenant on or about July 1, 2004.”

Paragraph 3.A. Base Rent and Paragraph 3.B. Annual Increases in Base Rent shall be deleted in their entirety and amended to read as follows:

“3.A. Base Rent. A monthly base rent equal to Fifty Nine Thousand Three Hundred Fifty Two dollars ($59,352.00). In the event that the first and last months of the Initial Term are less than full months, the monthly rent

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shall be prorated according to the actual time period covered by the Lease. Tenant shall be entitled to a rental concession of Six Thousand Nine Hundred One dollars and Fifty cents ($6,901.50) per month for the first five (5) and the seventh (7th) months of the Initial Term because it is anticipated that it will not fully occupy the Premises during that period. This concession shall not have any effect upon the definition of Base Rent as applied in this Lease. Effective April 1, 2004 the monthly Base Rent was increased by Five Thousand One Hundred Forty Nine dollars ($5,149.00) to Sixty Five Thousand Twenty One dollars ($65,021.00) because of the addition of 2,374 RSF to the Premises described in Exhibit “A-4”. Effective July 1, 2004 the monthly Base Rent shall be increased by Four Thousand Two Hundred Ninety dollars ($4,290.00) to Sixty Nine Thousand Three Hundred Eleven dollars ($69,311.00) because of the addition of 1,977 RSF to the Premises described in Exhibit “A-5”.

Tenant has paid One Hundred Eighteen Thousand Seven Hundred Five Dollars and Eighty Cents ($118,705.80) concurrently with the execution of this Lease to be applied toward the rent due on behalf of the first and last months of the Initial Term of the Lease. On or about April 1, 2004 Tenant paid an additional Five Thousand One Hundred Forty Nine dollars ($5,149.00) to be applied toward the rent due on behalf of the last month of the Initial Term of the Lease. On July 1, 2004 Tenant shall pay an additional Four Thousand Two Hundred Ninety dollars ($4,290.00) to be applied toward the rent due on behalf of the last month of the Initial Term of the Lease.

The rental amount is to be paid in advance on the first day of each calendar month during the Initial Term except for months 6 and 12. No Base Rent shall be due for those two (2) months, except for the Five Thousand One Hundred Forty Nine dollars ($5,149.00) rent on the Premises described on Exhibit “A-4” and the Four Thousand Two Hundred Ninety dollars ($4,290.00) rent on the Premises described on Exhibit “A-5”.

B. Annual Increases in Base Rent. The Base Rent shall be increased on April 1, 2004, July 1, 2004, and on the first day of January of each year of the Initial Term pursuant to the following schedule:

5/1/03	=	$59,352.89
1/1/04	=	$59,872.23
4/1/04	=	$65,021.00
7/1/04	=	$69,311.00
1/1/05	=	$70,352.00
1/1/06	=	$71,408.00
1/1/07	=	$72,479.00
1/1/08	=	$74,204.00
1/1/09	=	$76,430.00
1/1/10	=	$78,723.00
1/1/11	=	$81,085.00
1/1/12	=	$83,517.00
1/1/13	=	$86,023.00

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All other provisions contained in the Lease shall remain in full force and effect.

LANDLORD:

THE WALNUT PLAZA (A California Limited Partnership)

By	/s/ Vernon E. Murray
Vernon E. Murray

TENANT:

GUIDANCE SOFTWARE, INC.

By	/s/ John Colbert
John Colbert, President-CEO

By	/s/ Jennifer McCreight
Jennifer McCreight, Secretary

GUARANTEE

The undersigned hereby consent to and approve Tenant entering into the First Amendment to Restated Lease set forth above and acknowledge that said Agreement is of substantial benefit to them. The undersigned acknowledge and agree that their Limited Guarantees of the Lease, dated March 29, 2003 and December 16, 2003 shall remain in full force and effect and shall apply to this Second Amendment to Restated Lease.

Dated:	3/21/05	By:	/s/ Shawn McCreight
Shawn McCreight

Dated:	3/23/05	By:	/s/ Jennifer McCreight
Jennifer McCreight

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THIRD AMENDMENT TO RESTATED LEASE

This Agreement is the Third Amendment to the Lease between The Walnut Plaza, a limited partnership (“Landlord”) and Guidance Software, Inc. (“Tenant”), dated April 1, 2003, the First Amendment, dated December 16, 2003 and the Second Amendment, effective July 1, 2004. The paragraph numbers utilized below correspond to those used in the Principal Lease Provisions or Standard Lease Provisions of the Lease. The Lease is hereby amended effective November 1, 2005 as set forth below:

Principal Lease Provisions

Paragraph 1. Demise and Description of Property shall be deleted in its entirety and amended to read as follows:

“1. Demise and Description of Property. Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, on and subject to the terms, conditions, and covenants hereinafter set forth, a portion of the property designated in red on exhibit “A-1” (Second Floor), “A-2” (First Floor), “A-3” (Ground Floor), “A-4” (Second Floor), “A-5” (First Floor), “A-6” (Third Floor), “A-7” (First Floor), and “A-8” (Ground Floor) hereto and hereinafter referred to as the “Premises”, located in Los Angeles County, California, commonly known as The Walnut Plaza and more specifically described as follows: 215 North Marengo Avenue, Pasadena, CA 91101, Suites A-1, A-2, A-3, A-4, A-5, A-6, A-7, and A-8. The Rentable Square Feet (“RSF”) allocated to Tenant is 45,161, broken down as follows: 24,226 on the Second Floor; 9,387 on the First Floor; 7,735 on the Ground Floor; and 3,813 on the Third Floor. This provision concerning rentable square footage is an agreement between the Parties and not a representation or warranty.

Tenant shall be entitled to utilize the areas of the Second Floor designated on Exhibit “A-1” as lobby and common hallway in conjunction with other tenants of the Building and subject to Rules, Regulations and Procedures established by the Landlord. Tenant’s proportionate share of the rent for said shared space is included in the Base Rent established in Paragraph 3(A) below, and Tenant’s proportionate share of the Rentable Square Feet for said space has been included in the RSF set forth above in this Paragraph 1.

The portion of the Premises comprised of 2,374 RSF and designated on Exhibit A-4 was occupied by Tenant on or about March 10, 2004. The portion of the Premises comprised of 1,977 RSF and designed in red on Exhibit “A-5” was occupied by Tenant on or about July 1, 2004. The portion of the Premises comprised of 3,813 RSF and designated in red on Exhibit “A-6” was occupied by Tenant on November 1, 2005.

The portion of the Premises comprised of 2,675 RSF and designated in red on Exhibit “A-7” is hereby agreed to be treated as occupied as of

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May 16, 2006. The portion of the Premises comprised of 6,714 RSF and designated in red on Exhibit “A-8” is hereby agreed to be treated as occupied as of May 16, 2006.”

Paragraph 3.A. Base Rent and Paragraph 3.B. Annual Increases in Base Rent shall be deleted in their entirety and amended to read as follows:

“3.A. Base Rent. A monthly base rent equal to Fifty Nine Thousand Three Hundred Fifty Two dollars ($59,352.00). In the event that the first and last months of the Initial Term are less than full months, the monthly rent shall be prorated according to the actual time period covered by the Lease. Tenant shall be entitled to a rental concession of Six Thousand Nine Hundred One dollars and Fifty cents ($6,901.50) per month for the first five (5) and the seventh (7th) months of the Initial Term because it is anticipated that it will not fully occupy the Premises during that period. This concession shall not have any effect upon the definition of Base Rent as applied in this Lease. Effective April 1, 2004 the monthly Base Rent was increased by Five Thousand One Hundred Four dollars and Ten cents ($5,104.10) to Sixty Five Thousand Twenty One dollars ($65,021.00) because of the addition of 2,374 RSF to the Premises described on Exhibit “A-4”. Effective July 1, 2004 the monthly Base Rent was increased by Four Thousand Two Hundred Fifty Four dollars and Eighty Five cents ($4,254.85) to Sixty Nine Thousand Three Hundred Eleven dollars ($69,311.00) because of the addition of 1,977 RSF to the Premises described on Exhibit “A-5”. Effective November 1, 2005 the monthly Base Rent was increased by Twelve Thousand Three Hundred Ninety Two Dollars and Twenty Five cents ($12,392.25) to Eighty One Thousand Seven Hundred and Three dollars ($81,703.00) because of the addition of 3,813 RSF to the Premises described on Exhibit “A-6”. Effective May 15, 2006 the monthly Base Rent shall be increased by Five Thousand Nine Hundred and Seventy Seven dollars ($5,977.00) because of the addition of 2,675 RSF to the Premises described on Exhibit “A-7” and by Fifteen Thousand Two dollars ($15,002.00) because of the addition of 6,714 RSF to the Premises described on Exhibit “A-8”. These additions will bring the total Base Rent to One Hundred Two Thousand Six Hundred and Eighty Two dollars ($102,682.00). Cost of Living increases bring the total Base Rent as of May 16, 2005 to One Hundred Four Thousand Nine Hundred Sixty Four dollars ($104,964.00).

Tenant has paid One Hundred Eighteen Thousand Seven Hundred Five Dollars and Eighty Cents ($118,705.80) concurrently with the execution of this Lease to be applied toward the rent due on behalf of the first and last months of the Initial Term of the Lease. On or about April 1, 2004 Tenant paid an additional Five Thousand One Hundred Forty Nine dollars ($5,149.00) to be applied toward the rent due on behalf of the last month of the Initial Term of the Lease. On or about July 1, 2004 Tenant paid an additional Four Thousand Two Hundred Ninety dollars ($4,290.00) to be applied toward the rent due on behalf of the last month of the Initial Term of the Lease. Prior to the execution of this Third Amendment to Restated Lease, Tenant has paid a total amount of rent toward the rent due on behalf of the last month of the Initial Term of the Lease in the amount of Sixty Eight Thousand Seven Hundred Ninety One dollars and Ninety One cents ($68,791.91). Concurrently with the execution of this Amendment,

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Tenant shall pay additional rent in the amount of Thirty Three Thousand Three Hundred Seventy dollars and Fifty cents ($33,370.50) to be applied toward the last month of the Initial Term of the Lease; which will bring the total prepaid rent to One Hundred Two Thousand One Hundred Sixty Two dollars ($102,162.00). The $33,370.50 is comprised of $12,392 (“A-6”) + $5,977 (“A-7”) + $15,002 (“A-8”).

The rental amount is to be paid in advance on the first day of each calendar month during the Initial Term except for months 6 and 12. No Base Rent shall be due for those two (2) months, except for the Five Thousand One Hundred Forty Nine dollars ($5,149.00) rent on the Premises described on Exhibit “A-4”, the Four Thousand Two Hundred Ninety dollars ($4,290.00) rent on the Premises described on Exhibit “A-5”, the Twelve Thousand Three Hundred and Ninety Two dollars ($12,392.00) rent on the Premises described on exhibit “A-6”, the Five Thousand Nine Hundred and Seventy Seven dollars ($5,977.00) rent on the Premises described on Exhibit “A-7” and the Fifteen Thousand Two dollars ($15,002.00) rent on the Premises described on Exhibit “A-8”.

B. Annual Increases in Base Rent. The Base Rent shall be increased on April 1, 2004, July 1, 2004, November 15, 2005 and May 16, 2006 and on the first day of January of each year of the Initial Term pursuant to the following schedule:

5/1/03	=	$59,352.89
1/1/04	=	$59,872.23
4/1/04	=	$65,021.00
7/1/04	=	$69,311.00
1/1/05	=	$70,352.00
11/1/05	=	$82,745.00
1/1/06	=	$83,986.00
5/16/06	=	$104,964.00
1/1/07	=	$106,539.00
1/1/08	=	$109,074.00
1/1/09	=	$112,347.00
1/1/10	=	$115,717.00
1/1/11	=	$119,189.00
1/1/12	=	$122,764.00
1/1/13	=	$126,447.00”

Paragraph 8.F. Expansion Options shall be amended to add the following language and shall read as follows:

“F. Tenant Improvements. Landlord shall provide Twenty Dollars ($20.00) per Rentable Square Foot for Tenant Improvements to Expansion Space, when the Term remaining on the Expansion Space is eighty four (84) months or more. Otherwise, the Tenant Improvements allowance on the Expansion Space shall be equal to the remaining months of the Term divided by eighty four (84) times Twenty Dollars ($20.00) per Rentable Square Foot. This allowance shall be implemented pursuant to the terms and conditions set forth in paragraph 4 of the Standard Lease Provisions. The Tenant Improvements related to the Premises on the Third Floor and described in Exhibit “A-6” have been completed as of the date of the Third

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Amendment to the Restated Lease and Landlord has no obligation to provide any additional Tenant Improvement allowance related to that space. Notwithstanding the provisions set forth above in this Paragraph 8.F., Landlord shall provide $20 per Rentable Square Foot for Tenant Improvements for a new tenant for the Relet Premises addressed in Paragraph 16. below.”

Paragraph 16. Agreement re. Reletting of First Floor Space as described on Exhibit “A-7” shall be added to the Principal Lease Provisions and shall read as follows:

“16.	Agreement re. Reletting of First Floor Space as described on Exhibit A-7”.

The parties have agreed that Landlord will use its best efforts to relet the portion of the Premises described on Exhibit “A-7” (“the Relet Premises”) as soon as possible. In that regard, Landlord has listed said Premises with CBRE for that purpose at an asking rent of $2.65 per rentable square foot with a tenant improvement allowance of Twenty Dollars ($20.00) per Rentable Square Foot. Tenant hereby confirms that it has approved that listing arrangement. Tenant shall be responsible for all costs and expenses related to the reletting of the Relet Premises. Any proposed tenant and the terms and conditions of any proposed lease for the Relet Premises shall be subject to the prior, written approval of both Landlord and Tenant.

If the Relet Premises are not successfully relet to a third party prior to July 31, 2010, the Initial Term of this Lease related to the Relet Premises (Exhibit “A-7”) shall terminate effective July 31, 2010. If a fully executed lease has been entered into with a new tenant for the Relet Premises (“the New Lease”) and the new tenant takes occupancy of the Relet Premises prior to July 31, 2010, then the Initial Term of this Lease related to the Relet Premises (Exhibit “A-7”) shall terminate on the day rent commences on the New Lease.

If the New Lease provides that Landlord will receive more rent (“Bonus Rent”) for the Relet Premises than it would otherwise receive under this Lease for said Premises then Landlord will pay to Tenant a lump sum equal to the present value of the amount of money the Bonus Rent would amortize at 9% interest over the term of the New Lease. However, said payment shall not exceed the costs and expenses incurred by Tenant to acquire a new tenant for the Relet Premises.

Example for application of Bonus Rent: The New Lease provides for Base Rent of $2.65 per month per rentable square foot and the current Lease provides for Base Rent of $2.35 per month per rentable square foot. The New Lease has a term of 60 months. All other terms and conditions of the two leases are the same. Tenant incurs the following costs of reletting:

Commissions	=	60 x $2.35 x .05 x 2,675 = $18,859
Tenant Improvements above
$20/RSF	=	$15 x 2,675 = $40,125

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Present Value of Bonus Rent	=	i = 9, n = 60, p = $802.5 (.30 x
2,675), PV = $38,659

Landlord pays Tenant $38,659 at occupancy of New Tenant. The present value of Bonus Rent in excess of $58,984, if any, is kept by Landlord.”

Paragraph 17. Agreement re. Early Termination of Third Floor Space as described on Exhibit “A-6” shall be added to the Principal Lease Provisions and shall read as follows:

“17.	Agreement re. Early Termination of Third Floor Space as described on Exhibit “A-6”.

Tenant may terminate the Lease for the portion of the Premises described on Exhibit “A-6” on the following terms and conditions:

1.	Tenant provides written notice of its “Election to Terminate” its Lease of the portion of the Premises described on Exhibit “A-6”. Any such election must be given at least thirty (3) days prior to Tenant’s intended “Termination Date”. Any Termination Date must be the last day of a month.

2.	Tenant’s Election to Terminate may be for all or part of the Premises described on Exhibit “A-6”.

3.	Tenant’s obligations under the Lease for the portion of the Premises covered by an Election to Terminate shall be terminated upon the earliest occurrence of one of the following events:

(a)	All or a portion of the Premises covered by an Election to Terminate is rented for any term by the Landlord. If only a portion is rented, then a prorata portion, equal to a ratio of the rented space to the Premises covered by the Election to Terminate, of the Lease shall be terminated;

(b)	Twenty four (24) months after the Termination Date; or

(c)	July 31, 2013.

4.	Landlord shall use its best efforts to relet any portion of the Premises covered by an above-described Election to Terminate. All costs related to reletting said Premises shall be the responsibility of Landlord.

5.	Tenant shall pay for reinstallation of the phone system to the extent that it existed prior to Tenant’s occupancy of the portion of the Premises described in Exhibit “A-6”.”

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All other provisions contained in the Lease shall remain in full force and effect.

LANDLORD:

THE WALNUT PLAZA (A California Limited Partnership)

By	/s/ Vernon E. Murray
Vernon E. Murray

TENANT:

GUIDANCE SOFTWARE, INC.

By	/s/ Frank Sunsone
Frank Sunsone, CFO

By	/s/ Victor Limongelli
Victor Limongelli, President

GUARANTEE

The undersigned hereby consent to and approve Tenant entering into the Third Amendment to Restated Lease set forth above and acknowledge that said Agreement is of substantial benefit to them. The undersigned acknowledge and agree that their Limited Guarantees of the Lease, dated March 29, 2003, December 16, 2003 and March 21, 2005 shall remain in full force and effect and shall apply to this Third Amendment to Restated Lease.

Dated:	7/25/06	By:	/s/ Shawn McCreight
Shawn McCreight

Dated:	7/25/06	By:	/s/ Jennifer McCreight
Jennifer McCreight

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